Exhibit 32.2

Certification of Chief Financial Officer Pursuant to

18 U.S.C. Section 1350,

as Adopted Pursuant to

Section 906 of the Sarbanes-Oxley Act of 2002

This Certification is being filed pursuant to 18 U.S.C. Section 1350, as adopted by Section 906 of the Sarbanes-Oxley Act of 2002. This Certification is included solely for the purposes of complying with the provisions of Section 906 of the Sarbanes-Oxley Act and is not intended to be used for any other purpose. In connection with the accompanying Annual Report on Form 10-K of Mountain Lake Acquisition Corp. for the year ended December 31, 2025, each of the undersigned hereby certifies in his capacity as an officer of Mountain Lake Acquisition Corp. that to such officer’s knowledge:

(1)	The Annual Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Annual Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: February 20, 2026	By:	/s/ Douglas Horlick
Douglas Horlick
Chief Financial Officer
(Principal Accounting and Financial Officer)